Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Entech Solar, Inc. and Subsidiaries:

We hereby consent to the incorporation by reference in this Prospectus constituting a part of Amendment No. 4 to the Registration Statement on Form S-1 of Entech Solar, Inc. of our report dated March 16, 2009, appearing in the Annual Report on Form 10-K of Entech Solar, Inc. as of December 31, 2008.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Amper, Politziner & Mattia, LLP

Edison, New Jersey

December 16, 2009